SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

TimeShare Holdings, Inc.
[Missing Graphic Reference]
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-148697	88-0476779
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2350 S. Jones Blvd. Ste 101 Las Vegas, NV	89146
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  541-921-3903

[Missing Graphic Reference]
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Writteno communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Solicitingo material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencemento communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencemento communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

On November 30, 2010 the Board of Directors of TimeShare Holdings, Inc. approved Kent A. Strickler and Douglas R. Johnson as new board members. At the same time it was acknowledged that Frederick H. Conte had resigned from the board effective January 8, 2009 and Lynn Denton resigned from the board effective December 1, 2010. Mr. Conte and Ms. Denton resigned without animosity and the company thanks them for their service. On December 2, 2010 Global Renewable Energy Systems Inc., an Oregon Corporation, purchased 52,000,000 shares of TMSH stock and plans to move its shareholders, assets, and projects into the public company over the next few months.

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OFFICIAL ACTION OF TIMESHARE HOLDINGS, INC.
2350 SOUTH JONES BLVD. SUITE 101, LAS VEGAS, NEVADA 89146

TIMESHARE HOLDINGS, INC.
BOARD OF DIRECTORS RESOLUTIONS AND ACTIONS
EFFECTIVE AS OF
November 30, 2010

The members of the Board of Directors of Timeshare Holdings, Inc., a Nevada corporation ("The Corporation"). Acting by written consent in lieu of a directors' meeting as authorized by the Bylaws of the Corporation, hereby adopt, approve and ratify the following resolutions and actions.

WHEREAS, the Board of Directors unanimously approves two new members to the Board of Directors; Kent A. Strickler and Douglas R. Johnson, effective December 1, 2010

WHEREAS, the Board of Directors accept and acknowledge the prior resignation of Frederick H. Conte with an effective date of January 8, 2009 and the current resignation of Lynn Denton effective December 1, 2010.

NOW, THEREFORE, the Board of Directors, being fully advised, it is unanimously

RESOLVED, That the Board of Directors now consists of three (3) members:
Kent A. Strickler, Director
Douglas R. Johnson, Director
Paul K. Thompson, Director Transition Liaison

IN WITNESS WHEREOF, the undersigned Directors have executed this written consent in lieu of a directors' meeting as of the date set forth herein.

EFFECTIVE the 30th day of November, 2010.

Dated: November 30, 2010

Lynn Denton, Secretary

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Attest:
Board of Directors:

Paul Thompson

Lynn Denton

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